SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2003

PANAMERICAN BANCORP

(Exact name of registrant as specified in its charter)

Delaware	0-22911	65-032364

(State or other jurisdiction or incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3475 Sheridan Street, Hollywood, Florida 33021

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code (954) 985-3900

(Former name or former address, if changed since last report)

Item 4 – Changes in Registrant’s Certifying Accountant

     Effective March 13, 2003, Pan American Bancorp (the “Company”) retained Crowe Chizek & Company LLP as its new certifying accountants, replacing McGladrey & Pullen, LLP. McGladrey & Pullen, LLP was notified of its dismissal on March 6, 2003.

     Through and including March 13, 2003, there were no disagreements with the former accountant on any matter of accounting principals or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to McGladrey & Pullen, LLP’s satisfaction would have caused it to make reference to the subject matter of the disagreement in connection with its report.

     Neither prior report of McGladrey & Pullen, LLP for the fiscal years ending December 31, 2001, or December 31, 2000 contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

     The decision to terminate the services of, and dismiss McGladrey & Pullen, LLP and engage new auditors was approved by the Board of Directors.

     On March 13, 2003, the Company engaged the firm of Crowe Chizek & Company LLP as its new certifying accountants to examine the books and records of the Company for the fiscal year ending December 31, 2002.

Exhibit 16.	Supplemental Letter of McGladrey & Pullen, LLP regarding change in certifying accountant.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANAMERICAN BANCORP

By: /s/ MICHAEL E. GOLDEN

Its: President and Chief Executive Officer
Dated: March 26, 2003

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